Exhibit 10.2

EXECUTION VERSION

INCREMENTAL AMENDMENT NO. 1

INCREMENTAL AMENDMENT NO. 1, dated as of October 31, 2013 (this “Amendment”), by and among Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “Company”), and Navios Partners Finance (US) Inc., a Delaware corporation (the “U.S. Borrower” and together with the Company, each individually a “Borrower” and collectively the “Borrowers”), Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”) under the Credit Agreement (as defined below), each Incremental Term Lender (as defined below) and each of the other Loan Parties that is a party hereto.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of June 27, 2013 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the other Loan Parties, the Administrative Agent, and the several banks, financial institutions, institutional investors and other entities from time to time party thereto, as Lenders (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Borrowers have hereby notified the Administrative Agent that they are requesting the establishment of an additional tranche of term loans (the “Incremental Term Loans” and the commitments relating thereto, the “Incremental Term Commitments”) pursuant to Section 2.19(a)(i)(x) of the Credit Agreement in an aggregate principal amount of $12,000,000;

WHEREAS, pursuant to Section 2.19(c) of the Credit Agreement, the Borrowers may obtain Incremental Term Commitments in respect of Incremental Term Loans by, among other things, entering into one or more Incremental Amendments in accordance with the terms and conditions of the Credit Agreement;

WHEREAS, the proceeds of the Incremental Terms Loans will be used by the Borrowers for general corporate purposes;

WHEREAS, Morgan Stanley Senior Funding, Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc. have acted as Joint Lead Arrangers and Joint Bookrunners in connection with the Incremental Term Loans and this Amendment (together, the “Joint Lead Arrangers”), and Deutsche Bank Securities Inc., S. Goldman Advisors, LLC, Credit Agricole Corporate and Investment Bank, DVB Capital Markets LLC, ABN AMRO Capital USA LLC and RS Platou Markets AS have acted as Co-Arrangers in connection with the Incremental Term Loans and this Amendment (the “Co-Arrangers”, and together, with the Lead Arrangers, the “Arrangers”);

WHEREAS, the Persons party to this Amendment as lenders with respect to the Incremental Term Loans (such Persons and any permitted assignees thereof, the “Incremental Term Lenders”) have indicated their willingness to lend such Incremental Term Loans on the terms and subject to the conditions herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the Borrowers, the other Loan Parties, the Incremental Term Lenders party hereto and the Administrative Agent hereby agree as follows:

ARTICLE I.

Incremental Amendment

Section 1.01 Incremental Term Commitments

(a) Subject to the terms and conditions set forth herein, each Incremental Term Lender severally agrees to make Incremental Term Loans to the Borrowers on the Incremental Amendment Effective Date (as defined below) in the amount of such Incremental Term Lender’s Incremental Term Commitment as set forth on Schedule A. Pursuant to Section 2.19(b) of the Credit Agreement, the Incremental Term Loans shall be Term Loans for all purposes under the Credit Agreement and each other Loan Document and shall have terms identical to the Term Loans outstanding under the Credit Agreement immediately prior to the date hereof (the “Existing Term Loans” and, together with the Incremental Term Loans, the “Term Loans”), which shall include among other things the following terms:

(b) Maturity Date. The Incremental Term Loans will mature on the Term Loan Maturity Date.

(c) Amortization. Section 2.3(a) of the Credit Agreement shall be deemed amended to reflect that the Borrowers shall repay to the Administrative Agent for the ratable account of each Incremental Term Lender, in quarterly installments on the last Business Day of each March, June, September and December, commencing with December 31, 2013, in an amount equal to 0.25% of the aggregate principal amount of the Incremental Term Loans funded on the Incremental Amendment Effective Date, with the final installment on the Term Loan Maturity Date equal to the remaining outstanding amount of the Incremental Term Loans.

(d) Initial Interest Rates and Interest Periods. The Borrowers and the Incremental Term Lenders hereby agree that the Incremental Term Loans incurred pursuant to this Amendment will be allocated ratably to each outstanding borrowing of Term Loans that are Eurodollar Rate Loans or ABR Loans under the Credit Agreement for purposes of determining the initial interest rate thereon and Interest Period therefor.

(e) Credit Agreement Governs. The Incremental Term Loans shall have identical terms as the Existing Term Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents, each reference to a “Term Loan” or “Term Loans” in the Credit Agreement shall be deemed to include the Incremental Term Loans and other related terms will have correlative meanings mutatis mutandis.

Section 1.02 Conditions to Effectiveness. Section 1.01 of this Amendment shall become effective on October 31, 2013 (the “Incremental Amendment Effective Date”) when:

(a) this Amendment shall have been executed and delivered by the Borrowers, the Loan Parties, each Incremental Term Lender party hereto and the Administrative Agent;

(b) the Administrative Agent shall have received copies of bring down personal property Lien, tax and judgment Lien searches received by the Company prior to the Incremental Amendment Effective Date, which shall not reveal the existence of any Liens on or security interest in Collateral of the Mortgaged Vessel Guarantors or any pledgor of Pledged Equity Interests other than (i) Permitted Liens or (ii) Liens as to which the Administrative Agent has received evidence satisfactory to it that the obligations secured by such Liens have been fully and finally discharged on or prior to the Incremental Amendment Effective Date;

(c) the Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Incremental Amendment Effective Date, in form and substance reasonably acceptable to the Administrative Agent, with appropriate insertions and attachments, including certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar Organizational Document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar Organizational Document of each Loan Party certified by a Responsible Officer as being in full force and effect on the Incremental Amendment Effective Date and (ii) a good standing certificate (in respect of each jurisdiction where the “good standing” concept exists) for each Loan Party from its jurisdiction of organization;

(d) the Administrative Agent shall have received a Solvency Certificate, dated the Incremental Amendment Effective Date, which demonstrates that the Company and the Restricted Subsidiaries, on a consolidated basis, are and, after giving effect to this Amendment and the other transactions contemplated hereby, will be and will continue to be, Solvent;

(e) the Administrative Agent and the Arrangers shall have received all fees required to be paid on or prior to the Incremental Amendment Effective Date, and all expenses required to be paid on the Incremental Amendment Effective Date for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent and the Arrangers) to the Company at least one (1) Business Day prior to Incremental Amendment Effective Date;

(f) the Administrative Agent shall have received the executed legal opinion of (i) Fried, Frank, Harris, Shriver & Jacobson, LLP, special counsel to the Loan Parties, (ii) Reeder & Simpson P.C., Marshall Islands and Liberia counsel for the Loan Parties, (iii) Camilleri, Delia, Randon & Associates, Republic of Malta counsel for the Loan Parties and (iv) Vives y Asociados, Republic of Panama counsel for the Loan Parties, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(g) the Administrative Agent shall have received a certificate of a Responsible Officer of the Company, dated the Incremental Amendment Effective Date, which certifies that (i) the conditions of making any extension of credit under Section 4.2 of the Credit Agreement are satisfied as of the Incremental Amendment Effective Date, (ii) the representations and warranties in Section 2.01 of this Amendment shall be true and correct in all material respects as of the date hereof and (iii) the conditions of making an Incremental Term Loan set forth in Section 2.19(a) of the Credit Agreement are satisfied as of the Incremental Amendment Effective Date; and

(h) the Administrative Agent shall have received an amendment to each existing Ship Mortgage existing prior to the Incremental Amendment Effective Date relating to the Existing Vessels, M/V Navios Joy and M/V Navios Harmony in form and substance reasonably satisfactory to the Administrative Agent, reflecting this Amendment and the transactions contemplated hereunder;

provided that, with respect to clauses (f) and (h) of this Section 1.02, if such items cannot be delivered on the Incremental Amendment Effective Date after the Borrowers’ use of commercially reasonable efforts to do so, then the provision of such items shall not constitute a condition to the effectiveness of this Amendment but instead shall be required to be delivered within thirty (30) days (or such longer period as agreed to by the Administrative Agent in its sole discretion) of the Incremental Amendment Effective Date.

Section 1.03 Use of Proceeds. The proceeds of the Incremental Term Loans will be used for general corporate purposes.

Section 1.04 Written Request. By its execution of this Amendment, the Borrowers hereby deliver and the Administrative Agent hereby acknowledges receipt of this Amendment as the satisfaction of the requirement to give written notice required to the Administrative Agent pursuant to Section 2.19(a) of the Credit Agreement.

ARTICLE II.

Miscellaneous

Section 2.01 Representations and Warranties. By its execution of this Amendment, each Loan Party hereby certifies that:

(a) This Amendment has been duly authorized by all necessary corporate or other organizational action and has been duly executed and delivered by each Loan Party that is a party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and implied covenants of good faith and fair dealing.

(b) The execution, delivery and performance of this Amendment and the other documents executed in connection herewith (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as (i) have been obtained or made and are in full force and effect, or (ii) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any law applicable to such Loan Party or the Organization Documents of any Loan Party, except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any Contractual Obligation to which such Loan Party is party, except to the extent that such violation or default would not reasonably be expected to result in a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party (other than Permitted Liens).

(c) As of the Incremental Amendment Effective Date and before and after giving effect to this Amendment, the representations and warranties of the Borrowers and each other Loan Party contained in Article 3 of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date.

(d) At the time of and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 2.02 Acknowledgments. Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, the Incremental Term Loans) under the Security Documents and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Incremental Term Loans) pursuant to the Security Documents.

Section 2.03 Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 10.1 of the Credit Agreement.

Section 2.04 Liens Unimpaired. After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:

(a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens (other than any filing, registration and recordation required in respect of each Ship Mortgage existing prior to the Incremental Amendment Effective Date).

Section 2.05 Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Amendment is a Loan Document.

Section 2.06 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. SECTIONS 10.12 AND 10.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

Section 2.07 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.08 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment or any document or instrument delivered in connection herewith by facsimile transmission or electronic PDF shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Robbie Pearson
Name: Robbie Pearson
Title: Authorized Signatory

[Incremental Amendment No. 1]

MORGAN STANLEY SENIOR FUNDING, INC., as Incremental Term Lender

By:	/s/ Robbie Pearson
Name: Robbie Pearson
Title: Authorized Signatory

[Incremental Amendment No. 1]

COMPANY:
NAVIOS MARITIME PARTNERS L.P., as a Borrower

	By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Secretary

U.S. BORROWER:
NAVIOS PARTNERS FINANCE (US) INC., as a Borrower

	By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: President and Secretary

[Incremental Amendment No. 1]

GUARANTORS:

ALDEBARAN SHIPPING CORPORATION

ALEGRIA SHIPPING CORPORATION

AURORA SHIPPING ENTERPRISES LTD.

CHILALI CORP.

CUSTOMIZED DEVELOPMENT S.A.

FANTASTIKS SHIPPING CORPORATION

FELICITY SHIPPING CORPORATION

FLORAL MARINE LTD.

GALAXY SHIPPING CORPORATION

GEMINI SHIPPING CORPORATION

GOLEM NAVIGATION LIMITED

HYPERION ENTERPRISES INC.

KOHYLIA SHIPMANAGEMENT S.A.

KYMATA SHIPPING CO.

LIBRA SHIPPING ENTERPRISES CORPORATION

ORBITER SHIPPING CORP.

PALERMO SHIPPING S.A.

PANDORA MARINE INC.

PROSPERITY SHIPPING CORPORATION

SAGITTARIUS SHIPPING CORPORATION

SURF MARITIME CO.

PEARL SHIPPING CORPORATION

VELVET SHIPPING CORPORATION

JOY SHIPPING CORPORATION

JTC SHIPPING & TRADING LTD.

MICAELA SHIPPING CORPORATION

	By:	/s/ Anna Kalathaki
Name: Anna Kalathaki
Title: Treasurer/Director

NAVIOS MARITIME OPERATING L.L.C.

	By:	NAVIOS MARITIME PARTNERS L.P., as its sole member

	By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Secretary

[Incremental Amendment No. 1]